Exhibit 10.2

PROMISSORY NOTE

Effective Date:	January 21, 2020

Borrower:	CPF GP 2019-1 LLC D/B/A SG Residential

Borrower’s Mailing Address:	2247 Central Drive
Bedford, TX 76021

Lender:	Paul M. Galvin

Place for Payment:	195 Montague Street, 14th Floor
Brooklyn Heights, NY 11201

Principal Amount:	$100,000.00

Annual Interest Rate:	Five Percent (5.00%)

Maturity Date:	July 31, 2023

Annual Interest Rate on Matured, Unpaid Amounts: The lesser of: (i) Eighteen Percent (18%) and (ii) the maximum legal rate allowed by law.

Terms of Payment (principal and interest): All accrued and unpaid interest and the unpaid Principal Amount shall be due and payable in full on earlier of the Maturity Date or upon the liquidation, redemption sale or issuance of a dividend upon the Security.

Security for Payment: All of SG Residential’s LLC interests in CPF MF 2019-1 LLC (the “LLC”) and shall be payable upon their redemption or the liquidation of the LLC or distributions from the LLC pursuant to the sale or refinance of its underlying real estate holdings.

Promise to Pay

Borrower promises to pay (a) to the order of Lender the Principal Amount and (b) to the order of SG Blocks, Inc., as the Borrower’s designee, interest on the Principal Amount at the Annual Interest Rate. This note (this “Note”) is payable at the Place for Payment and according to the Terms of Payment. All unpaid amounts are due by the Maturity Date. If any amount is not paid either when due under the Terms of Payment or on acceleration of maturity, Borrower promises to pay any unpaid amounts plus interest from the date the payment was due to the date of payment at the Annual Interest Rate on Matured, Unpaid Amounts.

Defaults and Remedies

If Borrower defaults in the payment of this Note or in the performance of any obligation in any instrument securing or collateral to this Note, Lender may declare the unpaid principal balance, earned interest, and any other amounts owed on the note immediately due. Notwithstanding any other provision of this Note, in the event of a default, before exercising any of Lender’s remedies under this Note, Lender will first give Borrower written notice of default and Borrower will have ten (10) days after notice is given in which to cure the default. If the default is not cured ten (10) days after notice, Borrower and each surety, endorser, and guarantor waive all demand for payment, presentation for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, protest, notice of protest, rights under sections 51.003, 51.004, and 51.005 of the Texas Property Code and rights under section 17.001 and chapter 43 of the Texas Civil Practice and Remedies Code and rule 31 of the Texas Rules of Civil Procedure, to the extent permitted by law.

Origination Fees and Attorney’s Fees

Borrower also promises to pay reasonable attorney’s fees and court and other costs if an attorney is retained to collect or enforce the note. The attorney’s fees and court and other costs if an attorney is retained to collect or enforce the note will bear interest from the date of advance at the Annual Interest Rate on Matured, Unpaid Amounts. Borrower will pay Lender these expenses and interest on demand at the Place for Payment. These expenses and interest will become part of the debt evidenced by the note and will be secured by any security for payment.

Prepayment: This Note may be prepaid in full or in part without the prior written consent of Lender at any time and shall promptly be prepaid pursuant to any liquidation of the Security as defined herein.

Usury Savings

Interest on the debt evidenced by this Note will not exceed the maximum rate or amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law. Any interest in excess of that maximum amount will be credited on the Principal Amount or, if the Principal Amount has been paid, refunded. On any acceleration or required or permitted prepayment, any excess interest will be canceled automatically as of the acceleration or prepayment or, if the excess interest has already been paid, credited on the Principal Amount or, if the Principal Amount has been paid, refunded. This provision overrides any conflicting provisions in this Note and all other instruments concerning the debt.

Other Clauses

Borrower is responsible for all obligations represented by this Note.

When the context requires, singular nouns and pronouns include the plural.

If any installment becomes overdue for more than ten (10) days, at Lender’s option a late payment charge of $150.00 may be charged in order to defray the expense of handling the delinquent payment.

A default exists under this Note if: (1) (a) Borrower or (b) any other person liable on any part of this Note or who grants a lien or security interest on property as security for any part of this Note (an “Other Obligated Party”) fails to timely pay or perform any obligation or covenant in any written agreement between Lender and Borrower or any Other Obligated Party; (2) any representation in this Note or in any other written agreement between Lender and Borrower or any Other Obligated Party is materially false when made; (3) a receiver is appointed for Borrower, any Other Obligated Party, or any property on which a lien or security interest is created as security (the “Collateral Security”) for any part of this Note; (4) any Collateral Security is assigned for the benefit of creditors; (5) a bankruptcy or insolvency proceeding is commenced by Borrower, a partnership of which Borrower is a general partner, or an Other Obligated Party; (6) (a) a bankruptcy or insolvency proceeding is commenced against Borrower, a partnership of which Borrower is a general partner, or an Other Obligated Party and (b) the proceeding continues without dismissal for sixty days, the party against whom the proceeding is commenced admits the material allegations of the petition against it, or an order for relief is entered; (7) any of the following parties is terminated, begins to wind up its affairs, is authorized to terminate or wind up its affairs by its governing body or persons, or any event occurs or condition exists that permits the termination or winding up of the affairs of any of the following parties: Borrower, a partnership of which Borrower is a general partner, or an Other Obligated Party; or (8) any Collateral Security is impaired by loss, theft, damage, levy and execution, issuance of an official writ or order of seizure, or destruction, unless it is promptly replaced with collateral security of like kind and quality or restored to its former condition.

This Note will be construed under the laws of the State of Texas, without regard to choice-of-law rules of any jurisdiction.

Borrower warrants and represents to Lender, and to all other owners and holders of any indebtedness evidenced hereby, that: (a) the loan evidenced by this Note is for business, commercial, investment or similar purposes and not primarily for personal, family, household or agricultural use; (b) Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority; (c) the consummation of the transactions contemplated by and the performance of the loan documents will not violate or contravene any provision of any instrument creating or governing the business operations of the Borrower and will not result in a breach of, or constitute a default under, any mortgage, deed of trust, lease, bank loan or credit agreement or other contract or instrument to which the Borrower is a party or by which the Property or the Borrower may be bound or affected; (d) Borrower is duly organized and validly existing under the laws of the State of Texas and its principal place of business is in the State of Texas; and (e) as of the date of this Note, and after giving effect to the obligations evidenced hereby, (i) Borrower is and will be solvent, (ii) the fair saleable value of Borrower’s assets exceeds and will continue to exceed its liabilities (both fixed and contingent), (iii) Borrower is and will continue to be able to pay its debts as they mature, and (iv) Borrower has and will continue to have sufficient capital to carry on its business and all businesses in which it is about to engage.

It is expressly agreed that time is of the essence with respect to this Note and the obligations contained herein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date and year first above written.

BORROWER:

CPF GP 2019-1 LLC

By:	/s/ Greg Jacobson
Name:	Greg Jacobson
Title:	Manager

THE STATE OF TEXAS	§
§
COUNTY OF TRAVIS	§

This instrument was acknowledged before me on the 21st day of January, 2020 by GREG JACOBSON, a Texas resident.

Notary Public, State of Texas

LENDER:

Paul M. Galvin

/s/ Paul M. Galvin
Paul M. Galvin

THE STATE OF NEW YORK	§
§
NEW YORK COUNTY	§

This instrument was acknowledged before me on the __st day of January, 2020 by Paul M. Galvin a New York resident.

Notary Public, State of New York